AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2015

REGISTRATION NO. 333-203440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI POINTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1531	27-3201111
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley W. Blank, Esq.

Vice President, General Counsel and Secretary

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael E. Flynn, Esq.

Brian J. Lane, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

(949) 451-4054

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
4.375% Senior Notes due 2019	$450,000,000	100%	$450,000,000	$52,290
Guarantees of 4.375% Senior Notes due 2019	—	—	—	—(2)
5.875% Senior Notes due 2024	$450,000,000	100%	$450,000,000	$52,290
Guarantees of 5.875% Senior Notes due 2024	—	—	—	—(2)
Total	$900,000,000	100%	$900,000,000	$104,580

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees.
(3)	The filing fee was previously paid in connection with the previously filed TRI Pointe Homes, Inc. Registration Statement on Form S-4, which was filed on April 15, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
TRI Pointe Holdings, Inc.	Washington	1531	91-0861867
TRI Pointe Communities, Inc.	Delaware	1531	27-3202747
TRI Pointe Contractors, LP	Delaware	1531	None
Maracay 91, L.L.C.	Arizona	1531	None
Maracay Homes, L.L.C.	Arizona	1531	86-0778798
Maracay Bridges, LLC	Arizona	1531	None
Maracay VR, LLC	Arizona	1531	None
Maracay Thunderbird, L.L.C.	Arizona	1531	None
Pardee Homes	California	1531	95-2509383
Pardee Homes of Nevada	Nevada	1531	88-0104733
The Quadrant Corporation	Washington	1531	91-0719887
Trendmaker Homes, Inc.	Texas	1531	74-1714894
Winchester Homes Inc.	Delaware	1531	91-1062978

(1)	The address and telephone number of each of the additional registrants is: 19540 Jamboree Road, Suite 300, Irvine, CA 92612; telephone (949) 438-1400.

The information in this prospectus is not complete and may be changed. We may not complete the Exchange Offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 15, 2015

PRELIMINARY PROSPECTUS

TRI POINTE HOMES, INC.

Exchange Offers:

Offer to Exchange $450,000,000 Aggregate Principal Amount of Newly Issued 4.375% Senior Notes Due 2019 for a Like Principal Amount of Outstanding Restricted 4.375% Senior Notes Due 2019	Offer to Exchange $450,000,000 Aggregate Principal Amount of Newly Issued 5.875% Senior Notes Due 2024 for a Like Principal Amount of Outstanding Restricted 5.875% Senior Notes Due 2024

The Exchange Offers will expire at 5:00 p.m., New York City time, on             , 2015, unless extended.

The Exchange Notes:

We are offering to exchange:

•	$450,000,000 aggregate principal amount of newly issued 4.375% Senior Notes due 2019 (CUSIP No. 962178 AL3) (the “New 2019 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the related guarantees, for a like principal amount of outstanding restricted 4.375% Senior Notes due 2019 (CUSIP Nos. 962178 AK5 and U96230 AA2) (the “Outstanding 2019 Notes”), and the related guarantees.

•	$450,000,000 aggregate principal amount of newly issued 5.875% Senior Notes due 2024 (CUSIP No. 962178 AN9) (the “New 2024 Notes” and, together with the New 2019 Notes, collectively the “New Notes”) that have been registered under the Securities Act, and the related guarantees, for a like principal amount of outstanding restricted 5.875% Senior Notes due 2024 (CUSIP Nos. 962178 AM1 and U96230 AB0) (the “Outstanding 2024 Notes” and, together with the Outstanding 2019 Notes, collectively the “Outstanding Notes”), and the related guarantees.

•	We refer to these offers to exchange collectively as the “Exchange Offers.”

Material Terms of the Exchange Offers:

•	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2015, unless extended.

•	Upon expiration of the Exchange Offers, all Outstanding Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the same series of New Notes.

•	You may withdraw tendered Outstanding Notes at any time prior to the expiration of the Exchange Offers.

•	The Exchange Offers are not subject to any minimum tender condition, but are subject to customary conditions.

•	The exchange of the New Notes for Outstanding Notes will not be a taxable exchange for U.S. federal income tax purposes.

•	The terms of each series of New Notes are substantially identical to the terms of the corresponding series of Outstanding Notes, except that each series of New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and related additional interest provisions applicable to the corresponding series of Outstanding Notes will not apply to the applicable series of New Notes.

•	Each series of New Notes will be part of the same series of corresponding Outstanding Notes and issued under the same indenture as such corresponding series of Outstanding Notes. Each series of New Notes will be exchanged for the corresponding series of Outstanding Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. TRI Pointe Homes, Inc. will not receive any proceeds from the issuance of New Notes in the Exchange Offers.

•	Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 120 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

•	There is no existing public market for the Outstanding Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

You should carefully consider the risk factors discussed beginning on page 8 of this prospectus before deciding whether to participate in the Exchange Offers.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

These Exchange Offers are not being made to, nor will we accept surrenders for exchange from, holders of Outstanding Notes in any jurisdiction in which these Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We have filed with the SEC a registration statement on Form S-4 with respect to the New Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.

You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Attention: Investor Relations

Phone: (949) 438-1400

In order to ensure timely delivery, you must request the information no later than             , 2015, which is five business days before the expiration of the Exchange Offers.

i

In this prospectus, except as otherwise indicated, any references to “TRI Pointe,” “we,” “us,” “our,” or the “Company” refer to TRI Pointe Homes, Inc., and its consolidated subsidiaries. TRI Pointe Homes, Inc. is a Delaware corporation and the issuer of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. You may read and copy any document that we file, including this prospectus, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding TRI Pointe Homes, Inc. and other companies that file materials with the SEC electronically.

We maintain a website at www.tripointehomes.com. We make available free of charge on or through our website our periodic and current reports and proxy statements as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus. Additionally, you may request copies of the above-referenced filings at no cost, by writing or telephoning our principal executive offices at the following address:

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Attention: Investor Relations

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we, or any “successor issuer” pursuant to Rules 414 and 12g-3 of the Exchange Act, later file with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 26, 2015, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 8, 2015;

•	The audited consolidated balance sheets of TRI Pointe as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the accompanying notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2014;

•	The unaudited consolidated balance sheets of TRI Pointe as of March 31, 2014 and December 31, 2013 and the related consolidated statements of operations, comprehensive income, and cash flows for each of the three months ended March 31, 2014 and 2013, and the accompanying notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 6, 2014;

•	The unaudited consolidated balance sheets of TRI Pointe as of June 30, 2014 and December 31, 2013 and the related consolidated statements of operations and comprehensive income for each of the three and six months ended June 30, 2014 and 2013 and statements of cash flows for each of the six months ended June 30, 2014 and 2013, and the accompanying notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 7, 2014;

•	The unaudited pro forma condensed combined statements of operations of the Company for the fiscal year ended December 31, 2014, and the accompanying notes thereto, contained in Exhibit 99.1 to our Current Report on Form 8-K/A filed on April 15, 2015;

•	Our Current Reports on Form 8-K, filed with the SEC on March 5, March 11, April 15 and May 12, 2015; and

•	Future filings we, or any “successor issuer” pursuant to Rules 414 and 12g-3 of the Exchange Act, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the Exchange Offers of securities made under this prospectus, including documents filed on and after the date of the initial registration statement and prior to effectiveness of the registration statement; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we, or any “successor issuer” pursuant to Rules 414 and 12g-3 of the Exchange Act, disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Attention: Investor Relations

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference certain statements relating to future events and our intentions, beliefs, expectations, predictions for the future and other matters that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions made by us; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included in this prospectus. There is no guarantee that any of the events anticipated by the forward-looking statements in this prospectus will occur, or if any of the events occurs, there is no guarantee what effect it will have on our operations or financial condition.

We undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by applicable law. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Statements

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will,” “would,” or other words that convey the uncertainty of future events or outcomes, including, without limitation, our transaction with Weyerhaeuser Real Estate Company (“WRECO”). These forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our control and difficult to forecast—that may cause actual results to differ materially from those that may be described or implied.

Forward-looking statements are based on a number of factors, including, but not limited to, the expected effect of:

•	the economy;

•	laws and regulations;

•	adverse litigation outcomes and the adequacy of reserves;

•	changes in accounting principles;

•	projected benefit payments; and

•	projected tax rates and credits.

Risks, Uncertainties and Assumptions

The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

v

•	levels of competition;

•	the successful execution of our internal performance plans, including restructurings and cost reduction initiatives;

•	global economic conditions;

•	raw material prices;

•	energy prices;

•	the effect of weather;

•	the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal and state tax policies;

•	the effect of land use, environmental and other governmental regulations;

•	legal proceedings;

•	risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

•	the risk that disruptions from the recent combination with WRECO will harm our business;

•	our ability to achieve the benefits of the transaction with WRECO in the estimated amount and anticipated timeframe, if at all;

•	our ability to integrate WRECO successfully and to achieve the anticipated synergies therefrom;

•	changes in accounting principles;

•	risks related to unauthorized access to our computer systems, theft of our customer’s confidential information or other forms of cyber-attack; and

•	other factors described in “Risk Factors.”

SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes.

In this prospectus, except as otherwise indicated, any references to “TRI Pointe,” “we,” “us,” “our,” or the “Company” refer to TRI Pointe Homes, Inc., and its consolidated subsidiaries. TRI Pointe Homes, Inc. is a Delaware corporation and the issuer of the securities offered hereby.

The Company

TRI Pointe is primarily engaged in the design, construction and sale of single-family homes in California, Colorado, Texas, Arizona, Washington, Nevada, Maryland and Virginia. In addition, we are a developer of master planned communities, which include residential lots for our own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in Southern California.

Headquartered in California, TRI Pointe was founded in 2009 by its current management team, who have worked together for over 20 years and have over a century of collective industry experience. We conduct our business through six homebuilding brands, Maracay Homes, Pardee Homes, Quadrant Homes, Trendmaker Homes, TRI Pointe Homes and Winchester Homes.

We construct homes across a variety of sales prices, ranging from $167,000 to more than $2.2 million, and home sizes, ranging from approximately 1,000 to 6,500 square feet. Our broad product offerings and local brand power are fundamental to positioning our homebuilding operations with land sellers. We have forged relationships with regional and national land developers based on our market-driven product offerings, excellent reputation and record of customer satisfaction. As a result, we have the flexibility to pursue a wide range of land acquisition opportunities in support of homebuilding strategies appropriate for each of our markets.

The Merger

On July 7, 2014 (the “Merger Closing Date”), TRI Pointe consummated the merger (the “Merger”) of our wholly owned subsidiary, Topaz Acquisition, Inc. (“Merger Sub”), with and into Weyerhaeuser Real Estate Company (“WRECO”), with WRECO surviving the Merger and becoming our wholly owned subsidiary, as contemplated by the Transaction Agreement, dated as of November 3, 2013 (the “Transaction Agreement”), by and among Weyerhaeuser Company (“Weyerhaeuser”), TRI Pointe, WRECO and Merger Sub. Soon after the consummation of the Merger, TRI Pointe caused WRECO to change its corporate name to TRI Pointe Holdings, Inc.

In connection with the Merger, WRECO initially issued the Outstanding Notes in private placement transactions on June 13, 2014. On the Merger Closing Date, TRI Pointe assumed WRECO’s obligations as issuer of the Outstanding Notes. Additionally, all of TRI Pointe’s wholly owned subsidiaries that are guarantors of TRI Pointe’s unsecured $425 million revolving credit facility (the “Revolving Credit Facility”), including WRECO and certain of its wholly owned subsidiaries (each a “Guarantor” and, collectively, the “Guarantors”), entered into supplemental indentures pursuant to which they jointly and severally guaranteed TRI Pointe’s obligations with respect to the Outstanding Notes. The Guarantors also entered into a joinder agreement to the Purchase Agreement, dated as of June 4, 2014, among WRECO, TRI Pointe, and the initial purchasers of the Outstanding Notes (collectively, the “Initial Purchasers”), pursuant to which the Guarantors became parties to the Purchase Agreement. Additionally, TRI Pointe and the Guarantors entered into joinder agreements to the Registration Rights Agreements, dated as of June 13, 2014, among WRECO and the Initial Purchasers with respect to the Outstanding Notes (the “Registration Rights Agreements”), pursuant to which TRI Pointe and the Guarantors were joined as parties to the Registration Rights Agreements.

Risk Factors

We face numerous risks related to, among other things, our business operations, our strategies, general economic conditions, competitive dynamics in our industry, the legal and regulatory environment in which we operate, and our status as a public company. These risks are set forth in detail under the heading “Risk Factors” in this prospectus and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. If any of these risks should materialize, it could have a material adverse effect on our business, liquidity, financial condition, and results of operations. We encourage you to review these risk factors carefully. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those under the headings “Risk Factors” and “Cautionary Statement on Forward-Looking Statements”.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 19540 Jamboree Road, Suite 300, Irvine, California 92612, and our telephone number is (949) 438-1400. Our website address is www.tripointehomes.com. Information contained on, or connected to, our website does not and will not constitute part of this prospectus.

The Exchange Offers

A brief description of the material terms of the Exchange Offers follows. We are offering to exchange the applicable series of New Notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the related guarantees, for a like principal amount of the corresponding series of Outstanding Notes, and the related guarantees. The terms of each series of New Notes are substantially identical to the terms of the corresponding series of Outstanding Notes, except that each series of New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and related additional interest provisions applicable to the corresponding series of Outstanding Notes will not apply to the applicable series of New Notes. For a more complete description, see “Description of the New Notes.”

Issuer	TRI Pointe Homes, Inc., a Delaware corporation (the “Issuer”)

New Notes Offered	$450,000,000 aggregate principal amount of newly issued 4.375% Senior Notes due 2019 (CUSIP No. 962178 AL3) (the “New 2019 Notes”) and $450,000,000 aggregate principal amount of newly issued 5.875% Senior Notes due 2024 (CUSIP No. 962178 AN9) (the “New 2024 Notes” and, together with the New 2019 Notes, collectively the “New Notes”), and the respective related guarantees.

Outstanding Notes	$450,000,000 of outstanding restricted 4.375% Senior Notes due 2019 (CUSIP Nos. 962178 AK5 and U96230 AA2) (the “Outstanding 2019 Notes”) and $450,000,000 of outstanding restricted 5.875% Senior Notes due 2024 (CUSIP Nos. 962178 AM1 and U96230 AB0) (the “Outstanding 2024 Notes” and, together with the Outstanding 2019 Notes, collectively the “Outstanding Notes”), and the respective related guarantees.

The Exchange Offers	We are offering to exchange the applicable series of New Notes that have been registered under the Securities Act, and the respective related guarantees, for an equal principal amount and like denomination of our Outstanding Notes of the same series, and the respective related guarantees. Each series of New Notes will be part of the same series of corresponding Outstanding Notes and issued under the same indenture as such corresponding series of Outstanding Notes. We are offering to issue each series of registered New Notes and the respective related guarantees to satisfy our obligations under the Registration Rights Agreements that were entered into with the Initial Purchasers of the Outstanding Notes when the Outstanding Notes and the related guarantees were sold in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your Outstanding Notes for exchange by following the procedures described in the section entitled “The Exchange Offers” elsewhere in this prospectus.

Tenders; Expiration Date; Withdrawal	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2015, which is 20 business days after the date of this prospectus, unless we extend it. If you decide to exchange your Outstanding Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. You may withdraw any Outstanding Notes that you tender for exchange at any time prior to the expiration of the Exchange Offers. If we decide for any reason not to accept any Outstanding Notes you have tendered for exchange, those Outstanding Notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offers—Terms of the Exchange Offers” for a more complete description of the tender and withdrawal provisions.

Conditions to the Exchange Offers	The Exchange Offers are subject to customary conditions, some of which we may waive. See “The Exchange Offers—Conditions to the Exchange Offers” for a description of the conditions. The Exchange Offers are not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange.

U.S. Federal Income Tax Considerations	Your exchange of Outstanding Notes for New Notes to be issued in the Exchange Offers will not result in any gain or loss to you for U.S. federal income tax purposes. For additional information, see “Certain U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the Exchange Offers, as well as tax consequences of the ownership and disposition of the New Notes.

Use of Proceeds	We will not receive any proceeds from the issuance of New Notes in the Exchange Offers.

Exchange Agent	U.S. Bank National Association

Consequences of Failure to Exchange Your Outstanding Notes	Outstanding Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except in limited circumstances with respect to specific types of holders of Outstanding Notes, after the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreements, including any right to require the Company or the Guarantors to register any Outstanding Notes that you do not exchange or to pay you the additional interest that the Company and the Guarantors agreed to pay to holders of Outstanding Notes if the Company failed to timely complete the Exchange Offers. If you do not participate in the Exchange Offers, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offers— Consequences of Failure to Exchange Outstanding Notes.”

Consequences of Exchanging Your Outstanding Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the New Notes that we issue in the Exchange Offers without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the New Notes issued in the Exchange Offers in the ordinary course of your business;

• are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of any New Notes issued to you in the Exchange Offers; and

• are not an “affiliate” of the Company or any Guarantor as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires New Notes in the Exchange Offers for its own account in exchange for the corresponding series of Outstanding Notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any New Notes issued in the Exchange Offers. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the Exchange Offers.

Interest on Outstanding Notes Exchanged in the Exchange Offer	On the record date for the first interest payment date for each series of New Notes offered hereby following the consummation of the Exchange Offers, holders of such New Notes will receive interest accruing from the most recent date to which interest has been paid.

The New Notes

A brief description of the material terms of the New Notes follows. For a more complete description, see “Description of the New Notes.”

Issuer	TRI Pointe Homes, Inc., a Delaware corporation.

New Notes Offered	$450,000,000 aggregate principal amount of newly issued 4.375% Senior Notes due 2019 and $450,000,000 aggregate principal amount of newly issued 5.875% Senior Notes due 2024, and the respective related guarantees.

Maturity	The New 2019 Notes will mature on June 15, 2019 and the New 2024 Notes will mature on June 15, 2024.

Interest Payment Dates	Interest will be paid semi-annually in arrears on June 15 and December 15 of each year.

Interest Rates	The New 2019 Notes will bear interest at a rate per annum equal to 4.375% and the New 2024 Notes will bear interest at a rate per annum equal to 5.875%.

Minimum Denomination	Interest in the global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may redeem some or all of the New Notes of either series at any time prior to the scheduled maturity of such series of New Notes at a price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium described under “Description of the New Notes.”

Ranking	The New Notes will be our general unsecured, unsubordinated obligations. Accordingly, they will rank:

• senior in right of payment to any future subordinated indebtedness to the extent that such indebtedness provides by its terms that it is subordinated in right of payment to the New Notes;

• pari passu in right of payment with any of our existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the New Notes;

• effectively subordinated to our existing and future secured indebtedness, to the extent of the value of our assets securing such indebtedness; and

• structurally subordinated to any existing and future indebtedness and other liabilities and preferred stock of our subsidiaries that do not guarantee the New Notes.

As of March 31, 2015, we had total indebtedness of approximately $1.2 billion, with approximately $103.8 million of unused availability under the Revolving Credit Facility.

Note Guarantees	Our obligations under the New Notes are guaranteed, jointly and severally, by the Guarantors. Each guarantee of the New Notes will be an unsecured, unsubordinated obligation of that Guarantor and will rank:

•    senior in right of payment to any future subordinated indebtedness of that Guarantor to the extent that such indebtedness provides by its terms that it is subordinated in right of payment to such Guarantor’s guarantee of the New Notes;

• pari passu in right of payment with any existing and future indebtedness and other liabilities of that Guarantor that are not by their terms subordinated in right of payment to the New Notes;

• effectively subordinated to that Guarantor’s existing and future secured indebtedness, to the extent of the value of the assets of such Guarantor securing such indebtedness; and

• structurally subordinated to all of the liabilities and preferred stock of any subsidiaries of such Guarantor that do not guarantee the New Notes.

For the quarter ended March 31, 2015, our non-Guarantor subsidiaries represented 0.0% of our net sales, held approximately of 1.7% of our consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness). As of March 31, 2015, our non-guarantor subsidiaries had $9.4 million of total liabilities (including trade payables, deferred tax liabilities and liabilities of consolidated entities not owned, but excluding intercompany liabilities), all of which would have been structurally senior to the New Notes.

Certain Covenants	The indentures governing the New Notes will contain covenants that, among other things, limit the ability of the Company and its subsidiaries to create liens securing indebtedness, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of their assets. These covenants are subject to important exceptions and qualifications. See “Description of the New Notes—Certain Covenants.”

Change of Control Triggering Event	If the Company experiences certain change of control triggering events, the Company must make an offer to each holder to repurchase the New Notes of each series at a price in cash equal to 101% of the principal amount of each series of notes, plus accrued and unpaid interest, if any, to, but not including, the purchase date. See “Description of the New Notes—Change of Control.”

Absence of Public Market for the Notes	The New Notes are a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should carefully evaluate the specific factors under “Risk Factors” beginning on page 8 of this prospectus.

Trustee	U.S. Bank National Association.

Governing Law	New York

RISK FACTORS

An investment in the New Notes represents a high degree of risk, including the risks described below and set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. You should carefully consider these risks and the other information included and incorporated by reference in this prospectus before deciding to invest in the New Notes. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. In any such case, the trading price of the New Notes could decline, and you could lose all or part of your investment.

Risks Related to the New Notes

You may be adversely affected if you fail to exchange Outstanding Notes.

We will issue New Notes to you only if your Outstanding Notes are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should carefully follow the instructions on how to tender your Outstanding Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Outstanding Notes. If you are eligible to participate in the Exchange Offers and do not tender your Outstanding Notes or if we do not accept your Outstanding Notes because you did not tender your Outstanding Notes properly, then, after we consummate the Exchange Offers, you will continue to hold Outstanding Notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the Outstanding Notes. In addition:

•	if you tender your Outstanding Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes; and

•	if you are a broker-dealer that receives New Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you may be a statutory underwriter and that you will deliver a prospectus in connection with any resale of those New Notes.

After the Exchange Offers are consummated, if you continue to hold any Outstanding Notes, you may have difficulty selling them because there will be fewer Outstanding Notes outstanding.

There is no established trading market for the New Notes.

The New Notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the New Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the New Notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected. In that case, you may not be able to sell your New Notes at a particular time or at a favorable price.

We have a significant amount of indebtedness, which could adversely affect our business, financial condition and operating results.

We have a significant amount of indebtedness. As of March 31, 2015, we had total indebtedness of approximately $1.2 billion (including the Outstanding Notes) and approximately $103.8 million of available borrowing capacity under the Revolving Credit Facility.

Our ability to make payments on indebtedness, to repay existing indebtedness when due and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Our ability to produce cash from operations will be subject to a number of risks, including:

•	demand for housing;

•	availability of land parcels appropriate for development of single-family homes;

•	our ability to compete effectively with other large national and regional homebuilding companies, smaller local homebuilders and the resale, or “previously owned,” home market;

•	our ability to develop communities successfully and within expected timeframes; and

•	homebuyers’ ability to obtain suitable financing for their home purchases.

Our substantial debt service obligations could have important material consequences to you, including the following:

•	limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements, acquisitions, technological initiatives and other general corporate purposes;

•	making it more difficult for us to make payments on indebtedness and satisfy obligations under the New Notes;

•	increasing our vulnerability to general economic downturns and industry conditions and limiting our ability to withstand competitive pressure;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the homebuilding industry;

•	limiting our ability to increase capital expenditures;

•	reducing the amount of cash available for working capital needs, capital expenditures for existing and new markets and other corporate purposes by requiring us to dedicate a substantial portion of cash flow from operations to the payment of principal of, and interest on, indebtedness; and

•	placing us at a competitive disadvantage to competitors who are less leveraged.

Any of these risks could impair our ability to fund operations or limit our ability to expand our business as planned, which could have a material adverse effect on our business, financial condition, and operating results.

There are limited covenants in the indentures.

We and our subsidiaries are not restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indentures. If we incur additional debt or liabilities, our ability to pay our obligations on the New Notes could be adversely affected. We expect to incur from time to time additional debt and other liabilities. In addition, we are not restricted under the indentures from granting security interests over our assets, except to the extent described under “Description of the New Notes—Certain Covenants—Restrictions on Secured Debt” in this prospectus, or from paying dividends, making investments or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indentures. You are not protected under the indentures in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the New Notes—Change of Control.”

We may incur additional indebtedness. This could further exacerbate the risks associated with our leverage.

We may be able to incur significantly more debt as market conditions and contractual obligations permit, which could further reduce the cash available to invest in operations as a result of increased debt service obligations. The terms of the agreements governing our long-term indebtedness, including the indentures governing the New Notes, allow for the incurrence of additional indebtedness, subject to specified limitations. The more leveraged the Company becomes, the more we, and in turn the holders of our indebtedness, become exposed to the risks described above in the risk factor entitled “We have a significant amount of indebtedness, which could adversely affect our business, financial condition and operating results.”

There can be no assurance that sufficient funds will be available to the Company under the Revolving Credit Facility, or otherwise. Further, should we need to raise additional capital, we may not be able to do so on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, expand business or engage in acquisitions, thus limiting our ability to expand our business, which could have a material adverse effect on our business, financial condition and operating results.

The New Notes and the related guarantees will be unsecured and effectively subordinated to the existing and future secured indebtedness of the Company and the Guarantors and structurally subordinated to any future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.

The New Notes and the related guarantees will be general unsecured, unsubordinated obligations ranking effectively junior in right of payment to all existing and future secured debt of the Company and of each Guarantor to the extent of the value of the collateral securing such debt, and will be structurally subordinated to any existing or future indebtedness, preferred stock and other liabilities of our subsidiaries that do not guarantee the New Notes. The indentures governing the New Notes will permit the Company to incur certain additional secured debt.

If the Company or a subsidiary Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of the Company or that subsidiary Guarantor will be entitled to be paid in full from the Company’s assets or the assets of the Guarantor, as applicable, securing that debt before any payment may be made with respect to the New Notes or the related guarantees. Holders of the New Notes will participate ratably in any remaining assets with all holders of the Company’s unsecured indebtedness (including, if applicable, the Revolving Credit Facility) that is not by its terms subordinated in right of payment to the New Notes, including all of the Company’s other general unsecured, non-subordinated creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay the indebtedness and other obligations owed to secured creditors and the amounts due on the New Notes. As a result, holders of the New Notes would likely receive less, ratably, than holders of secured indebtedness. It is possible that there will be no assets from which claims of holders of the New Notes can be satisfied.

As of March 31, 2015, we had total indebtedness of approximately $1.2 billion, with approximately $103.8 million of unused availability under the Revolving Credit Facility. As of March 31, 2015, we had approximately $12.8 million outstanding related to seller financed loans to acquire lots for the construction of homes.

In addition, creditors of current and future subsidiaries of the Company that do not guarantee the New Notes will have claims with respect to the assets of those subsidiaries that rank structurally senior to the New Notes. For the quarter ended March 31, 2015, our non-guarantor subsidiaries represented 0.0% of our net sales, held approximately of 1.7% of our consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness). As of March 31, 2015, our non-guarantor subsidiaries had $9.4 million of total liabilities (including trade payables, deferred tax liabilities and liabilities of consolidated entities not owned, but excluding intercompany liabilities), all of which would have been structurally senior to the New Notes.

In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, the claims of those creditors must be satisfied prior to making any such distribution or payment to the Issuer in respect of direct or indirect equity interests in such subsidiaries. The indentures governing the New Notes will not limit our ability to incur senior debt nor will they limit our subsidiaries’ ability to incur additional liabilities.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to meet existing or future debt obligations and to reduce indebtedness will depend on future performance and the other cash requirements of our business. Our performance, to a certain extent, is subject to general economic conditions and financial, competitive, business, political and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on debt will depend on the satisfaction of covenants in the indentures governing the New Notes, the Revolving Credit Facility, other debt agreements and other agreements we may enter into in the future. There can be no assurance that we will continue to generate sufficient cash flow from operations or that future equity issuances or borrowings will be available to us in an amount sufficient to enable us to service debt or repay all indebtedness in a timely manner or on favorable or commercially reasonable terms, or at all. If we are unable to satisfy financial covenants under the Revolving Credit Facility, or generate sufficient cash to timely repay debt, our lenders could accelerate the maturity of some or all of our outstanding indebtedness. As a result, we may need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. Disruptions in the financial markets, the general amount of debt refinancings occurring at the same time, and our financial position and performance could make it more difficult to obtain debt or equity financing on reasonable terms or at all. Prevailing market conditions could be adversely affected by the ongoing disruptions in the European sovereign debt markets, the failure of the United States to reduce its deficit in amounts deemed to be sufficient, possible further downgrades in the credit ratings of the U.S. debt, contractions or limited growth in the economy or other similar adverse economic developments in the United States or abroad. Instability in the global financial markets has from time to time resulted in periodic volatility in the capital markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce debt obligations.

At maturity, the entire outstanding principal amount of the New Notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations.

The change of control triggering event provision in the indentures provides only limited protection against significant events that could negatively impact the value of the New Notes.

As described under “Description of the New Notes—Change of Control,” upon the occurrence of a change of control triggering event with respect to the New Notes, we will be required to offer to repurchase the New Notes at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any. Further, the definition of the term “change of control triggering event” is limited and does not cover a variety of transactions (such as certain acquisitions or recapitalizations) that could negatively impact the value of the New Notes. For a change of control triggering event to occur, there must be both a change of control and a ratings downgrade. As such, if we enter into a significant corporate transaction that negatively impacts the value of the New Notes, but which does not constitute a change of control triggering event, the holder would not have any rights to require us to repurchase the New Notes prior to their maturity or to otherwise seek any remedies. See “Description of the New Notes—Change of Control.”

We may not be able to repurchase the notes upon a change of control triggering event.

Holders of the New Notes may require us to repurchase their New Notes in certain events upon a “change of control” as defined under “Description of the New Notes—Change of Control” in this prospectus. There can be no assurance that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the New Notes, particularly if a change of control triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt. In addition, our ability to repurchase the New Notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time, including the Revolving Credit Facility. Our failure to repurchase the New Notes as required under the indentures governing the New Notes would result in a default under the indentures, which could have material adverse consequences for us and for holders of the New Notes. The terms of the Revolving Credit Facility would restrict us from purchasing any New Notes as a result of a change of control triggering event. In the event that a change of control triggering event occurs at a time when we are prohibited from purchasing the New Notes, we could seek the consent of our lenders and debt holders to permit the purchase of the New Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the New Notes. In such case, our failure to purchase the New Notes would constitute a default under each indenture.

Redemption may adversely affect your return on the New Notes.

We have the right to redeem some or all of the New Notes prior to maturity, as described under “Description of the New Notes—Optional Redemption” in this prospectus. We may redeem the New Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the New Notes.

The subsidiary guarantees can be released under certain circumstances.

Each of the subsidiary guarantees may be released upon the occurrence of certain customary circumstances described in “Description of the New Notes—Note Guarantees” in this prospectus, including release as a guarantor under the Revolving Credit Facility. If the subsidiary guarantee of any subsidiary is released, then the New Notes will be effectively subordinated to any and all existing and future obligations of such subsidiary.

Our credit ratings may not reflect all risks of an investment in the New Notes.

The credit ratings assigned to the New Notes may not reflect the potential impact of all risks related to trading markets (if any) for, or trading value of, the New Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the New Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the New Notes and the suitability of investing in the New Notes in light of your particular circumstances.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The Guarantors’ guarantees of the New Notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if the Company or any Guarantor files a petition for bankruptcy or the Company’s creditors file an involuntary petition for bankruptcy against the Company or any Guarantor. Under these laws, if a court were to find that, at the time a Guarantor incurred debt (including debt represented by the guarantee), such Guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt, and the Guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the Guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be the Company’s creditor or that of any Guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute an event of default under the indentures relating to the New Notes and the Revolving Credit Facility, as applicable, which events of default would allow the holders of New Notes or lenders under the Revolving Credit Facility, as applicable, to accelerate the amounts due and payable thereunder, and we may not have the ability to pay any such amounts.

The indentures governing the New Notes will contain a provision intended to limit each Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the Guarantor’s obligations or reduce the Guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

The trading prices for the New Notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including the Company. Any ratings downgrade could adversely affect the trading price of the New Notes, or the trading market for the New Notes, to the extent a trading market for the New Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the New Notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of New Notes in the Exchange Offers. In consideration for issuing the applicable series of New Notes as contemplated by this prospectus, we will receive in exchange an equal principal amount of the corresponding series of Outstanding Notes. We will cancel all Outstanding Notes exchanged for New Notes in the Exchange Offers.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods shown. This information should be read in conjunction with the information appearing elsewhere, or incorporated by reference, in this prospectus accompanying notes incorporated by reference in this prospectus and any prospectus supplement. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized and an appropriate interest factor on operating leases.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	2.0	4.0	4.4	— (a)	4.9	3.3	4.0

(a)	For the year ended December 31, 2013, earnings were insufficient to cover fixed charges for such year by approximately $219.9 million. This was primarily due to $343.3 million of impairment and related charges for Coyote Springs, a large master planned community north of Las Vegas, Nevada. Under the terms of the Transaction Agreement, certain assets and liabilities of WRECO and its subsidiaries were excluded from the transaction and retained by Weyerhaeuser, including assets and liabilities relating to Coyote Springs.

THE EXCHANGE OFFERS

General

When WRECO issued the Outstanding Notes on June 13, 2014, it entered into a Registration Rights Agreement with respect to each series of Outstanding Notes (together, the “Registration Rights Agreements”) with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers of each series of Outstanding Notes (collectively, the “Initial Purchasers”). On the Merger Closing Date, we assumed WRECO’s obligations as issuer of the Outstanding Notes. Additionally, we and the Guarantors entered into joinder agreements to the Registration Rights Agreements, pursuant to which we and the Guarantors were joined as parties to the Registration Rights Agreements. Under the Registration Rights Agreements, we and the Guarantors agreed to:

•	use our commercially reasonable efforts to file the registration statement of which this prospectus forms a part regarding the exchange of the New Notes and the related guarantees which will be registered under the Securities Act for the Outstanding Notes and the related guarantees;

•	use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act and consummate the Exchange Offers not later than July 2, 2015;

•	promptly commence the Exchange Offers upon the effectiveness of the registration statement; and

•	keep the Exchange Offers open for not less than 20 business days.

For each Outstanding Note validly tendered pursuant to the Exchange Offers and not properly withdrawn by the holder thereof, the holder of such Outstanding Note will receive a New Note having a principal amount equal to that of the tendered Outstanding Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Outstanding Notes in exchange therefor. Under existing SEC no-action letter interpretations, the New Notes and the related guarantees will generally be freely transferable by holders other than affiliates of the Company or any Guarantor after the Exchange Offers without further registration under the Securities Act.

Shelf Registration

Under the Registration Rights Agreements, we and the Guarantors also agreed to use our commercially reasonable efforts to (i) file a shelf registration statement covering resales of the Outstanding Notes or the New Notes, as applicable, prior to July 2, 2015, (ii) cause the shelf registration statement to be declared effective under the Securities Act, and (iii) keep the shelf registration statement effective until the earlier of January 7, 2016 or the date on which all Outstanding Notes or New Notes, as applicable, covered by the shelf registration statement have been sold in the manner set forth in and as contemplated by the shelf registration statement, in the event that:

•	applicable law or interpretations of the staff of the SEC do not permit the Company and the Guarantors to effect the Exchange Offer with respect to either series of Outstanding Notes;

•	the Exchange Offer with respect to either series of Outstanding Notes is not consummated prior to July 2, 2015, unless such Outstanding Notes are earlier redeemed;

•	any holder of Outstanding Notes is prohibited by law or SEC policy from participating in the Exchange Offer with respect to either series of Outstanding Notes, or in the case of any holder of Outstanding Notes who participates in the Exchange Offer with respect to either series of Outstanding Notes, does not receive New Notes with respect to such series of Outstanding Notes that may be sold without Securities Act restrictions on transfer or without delivering a prospectus (other than restrictions resulting solely by reason of the status of such holder of Outstanding Notes as an affiliate of the Company or any Guarantor);

•	the Initial Purchasers so request with respect to either series of Outstanding Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in the original distribution of such Outstanding Notes; or

•	any holder of Outstanding Notes that is a broker-dealer holds notes acquired directly from the Company or one of its affiliates.

In the event that a shelf registration statement is filed, we will use our commercially reasonable efforts to (i) provide to each holder of Outstanding Notes or New Notes, as applicable, for which such shelf registration statement was filed copies of the prospectus which forms a part of the shelf registration statement, (ii) notify each such holder of Outstanding Notes or New Notes, as applicable, when the shelf registration statement has been declared effective by the SEC, and (iii) take certain other actions as are required to permit unrestricted resales of the Outstanding Notes or New Notes, as applicable. A holder selling Outstanding Notes or New Notes, as applicable, under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such holder (including certain indemnification obligations). In addition, each holder of Outstanding Notes or New Notes, as applicable, to be registered under the shelf registration statement will be required to deliver information to be used in connection with the shelf registration statement within the time period set forth in the applicable Registration Rights Agreement in order to have such holder’s Outstanding Notes or New Notes, as applicable, included in the shelf registration statement and to benefit from the provisions regarding additional interest set forth below.

Additional Interest

Under the Registration Rights Agreement, additional cash interest will accrue on the applicable series of Outstanding Notes or New Notes in the event that:

•	the Exchange Offer with respect to either series of Outstanding Notes is not consummated on or prior to July 2, 2015, unless such Outstanding Notes are earlier redeemed; or

•	the Company fails to file the shelf registration statement described above within the time period required by a Registration Rights Agreement, or such shelf registration statement is not declared effective within the time period required by such Registration Rights Agreement or is declared effective but thereafter ceases to be effective or useable (subject to certain exceptions) (each such event referred to in either of the bullet points above, a “Registration Default”).

The rate of such additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to any subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults with respect to any such series of Outstanding Notes or New Notes, as applicable, shall have been cured. Such interest will be computed ratably on the basis of twelve 30-day months.

Notwithstanding the foregoing, (i) the amount of additional interest payable shall not increase because more than one Registration Default has occurred and is pending, (ii) a holder of Outstanding Notes or Exchange Notes, as applicable, who is not entitled to the benefits of the shelf registration statement (e.g., such holder has not elected to include therein the requisite information referred to above) shall not be entitled to additional interest with respect to a Registration Default that pertains to the shelf registration statement, and (iii) the accrual of liquidated damages will cease following the cure of all Registration Defaults.

The foregoing summary of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreements, copies of which are filed as exhibits to our Registration Statement on Form S-4, of which this prospectus forms a part.

Terms of the Exchange Offers

This prospectus and the accompanying letter of transmittal together constitute the Exchange Offers. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Outstanding Notes that are properly tendered in the applicable Exchange Offer on or before the expiration date and are not withdrawn as permitted below. We have agreed to use commercially reasonable efforts to keep each Exchange Offer open for at least 20 business days from the date notice of the Exchange Offers is sent. The expiration date for each Exchange Offer is 5:00 p.m., New York City time, on             , 2015, or such later date and time to which we, in our sole discretion, extend one or both of Exchange Offers.

The form and terms of each series New Notes being issued in the Exchange Offers are the same as the form and terms of the corresponding series of Outstanding Notes, except that each series of New Notes being issued in the Exchange Offers:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and additional interest provisions contained in the corresponding series of Outstanding Notes.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date of one or both of the Exchange Offers;

•	to delay accepting any tendered Outstanding Notes for exchange;

•	to terminate one or both of the Exchange Offers and not accept Outstanding Notes for exchange if any of the conditions set forth below under “—Conditions to the Exchange Offers” have not been satisfied; and

•	to amend one or both of the Exchange Offers in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment to the exchange agent, trustee and holders as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all Outstanding Notes previously tendered will remain subject to the applicable Exchange Offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

Exchange Offer Procedures

When the holder of Outstanding Notes tenders and we accept Outstanding Notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Outstanding Notes who wishes to tender Outstanding Notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under the heading “—The Exchange Agent”; or

•	if Outstanding Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth below under the heading “—The Exchange Agent.”

In addition, either:

•	the exchange agent must receive the certificates for the Outstanding Notes and the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the Outstanding Notes being tendered into the exchange agent’s applicable account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a “book-entry confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

The method of delivery of the Outstanding Notes, the letter of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Outstanding Notes should be sent directly to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a holder of Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instruction” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any Outstanding Notes improperly tendered;

•	refuse to accept any Outstanding Notes if, in our judgment or the judgment of our counsel, acceptance of such Outstanding Notes may be deemed unlawful; and

•	waive any defects or irregularities or conditions of one or both of the Exchange Offers as to any particular Outstanding Notes either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender Outstanding Notes in one or both of the Exchange Offers.

Our interpretation of the terms and conditions of the applicable Exchange Offer as to any particular Outstanding Notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any such persons incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the Outstanding Notes tendered for exchange signs the letter of transmittal, the tendered Outstanding Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Outstanding Notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Outstanding Notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.

By tendering Outstanding Notes, each holder will represent to us that, among other things: (i) the person acquiring the corresponding New Notes in the applicable Exchange Offer is acquiring them in the ordinary course of its business, whether or not such person is the holder; (ii) neither the holder nor such other person has any arrangement or understanding with any person to participate in the public distribution (within the meaning of the Securities Act) of such New Notes in violation of the provisions of the Securities Act; (iii) neither the holder nor such other person is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or any Guarantor, or if the holder or such other person is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of New Notes to the extent applicable; and (iv) if such holder or such other person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes.

If any holder or any such other person is an affiliate of the Company or any Guarantor, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a public distribution of the New Notes, or is broker-dealer who purchased Outstanding Notes from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes Issued in the Exchange Offers

Upon satisfaction or waiver of all of the conditions to the each Exchange Offer, we will accept, promptly after the expiration date, all properly tendered Outstanding Notes of the applicable series and will issue New Notes of the corresponding series registered under the Securities Act. For purposes of each Exchange Offer, we will be deemed to have accepted properly tendered Outstanding Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “The Exchange Offers—Conditions to the Exchange Offers” for a discussion of the conditions that must be satisfied before we accept any Outstanding Notes for exchange.

For each Outstanding Note accepted for exchange, the holder will receive a New Note of the corresponding series registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered Outstanding Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the applicable Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the corresponding series of Outstanding Notes. Outstanding Notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the applicable Exchange Offer, and holders whose Outstanding Notes are exchanged for the corresponding series of New Notes will not receive a payment in respect of interest accrued but unpaid on such Outstanding Notes from the most recent interest payment date up to but excluding the settlement date. Under the Registration Rights Agreements, we may be required to make additional payments in the form of additional interest to the holders of the Outstanding Notes or New Notes, as applicable, under circumstances relating to the timing of the Exchange Offers, as discussed above.

In all cases, we will issue New Notes in each Exchange Offer for Outstanding Notes of the corresponding series that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the exchange agent’s applicable account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the Exchange Offers we do not accept tendered Outstanding Notes, or if a holder submits Outstanding Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Outstanding Notes without cost to the tendering holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s applicable account at DTC, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. We will return the Outstanding Notes or have them credited to DTC as promptly as practicable after the expiration or termination of the applicable Exchange Offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account at DTC for purposes of each Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of Outstanding Notes denominated in dollars by causing DTC to transfer the Outstanding Notes into the exchange agent’s applicable account at DTC in accordance with DTC’s procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered Outstanding Notes into the exchange agent’s applicable account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. However, either the letter of transmittal or facsimile thereof or an agent’s message, as applicable, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of Outstanding Notes desires to tender such notes in the applicable Exchange Offer and the holder’s Outstanding Notes are not immediately available, or time will not permit such holder’s Outstanding Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender of such Outstanding Notes may be effected if:

•	the holder tenders the Outstanding Notes through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Outstanding Notes being tendered and the amount of the Outstanding Notes being tendered. The notice of guaranteed delivery will state that the tender of such Outstanding Notes is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three business days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw any Outstanding Notes that you tender for exchange at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “—The Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the principal amount of such Outstanding Notes; and

•	if certificates for such Outstanding Notes have been transmitted, specify the name in which the Outstanding Notes are registered, if different from that of the withdrawing holder.

If certificates for withdrawn Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Exchange Offer. Any Outstanding Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those Outstanding Notes without cost to the holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s applicable account at DTC, the withdrawn Outstanding Notes will be credited to an account maintained with DTC for such Outstanding Notes. The Outstanding Notes will be returned or credited to this account promptly after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Outstanding Notes may be re-tendered by following one of the procedures described under “—Exchange Offer Procedures” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offers

We are not required to accept for exchange, or to issue corresponding New Notes in the applicable Exchange Offer for, any tendered Outstanding Notes. We may terminate or amend either or both of the Exchange Offers at any time before the acceptance of the applicable Outstanding Notes for exchange if:

•	the applicable Exchange Offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the applicable Exchange Offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the applicable Exchange Offer;

•	any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indentures governing the New Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the applicable Exchange Offer or to materially impair the ability of holders generally to receive freely tradable New Notes in the applicable Exchange Offer. See “The Exchange Offers—Consequences of Failure to Exchange Outstanding Notes”;

•	any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•	any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the applicable Exchange Offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Outstanding Notes or the New Notes to be issued in the applicable Exchange Offer.

The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the applicable Exchange Offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the Exchange Offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: U.S. Bank National Association (as “Exchange Agent”)

By Mail or In Person:

U.S. Bank National Association

Attention: Specialized Finance - Nikki Her

111 Filmore Avenue

St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only):

Email: cts.specfinance@usbank.com

Fax: (651) 466-7367

For Information and to Confirm by Telephone:

(800) 934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the Exchange Offers except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the Exchange Offers, including:

•	the SEC registration fee;

•	fees and expenses of the exchange agent and the Trustee;

•	accounting and legal fees;

•	printing fees; and

•	other related fees and expenses.

Transfer Taxes

Holders who tender Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes of the corresponding series issued in the applicable Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the applicable Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of such Outstanding Notes in connection with the applicable Exchange Offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person, will be payable by the tendering holder. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their Outstanding Notes in exchange for New Notes of the corresponding series that have been registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange.

Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the applicable Exchange Offer, continue to be subject to the provisions in the applicable indenture governing such Outstanding Notes regarding the transfer and exchange of such Outstanding Notes and the existing restrictions on transfer set forth in the legend on such Outstanding Notes and in the offering memorandum dated June 4, 2014, relating to such Outstanding Notes. In general, such Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Except in limited circumstances with respect to specific types of holders of Outstanding Notes, upon completion of the applicable Exchange Offer, holders of the Outstanding Notes will not be entitled to any further rights under the Registration Rights Agreement, including any right to require us or the Guarantors to register any Outstanding Notes or to pay the additional interest that we and the Guarantors agreed to pay holders of the Outstanding Notes if we failed to timely complete the Exchange Offers. We do not currently anticipate that we will take any action to register the Outstanding Notes under the Securities Act or under any state securities laws.

Holders of New Notes issued in the applicable Exchange Offer and any Outstanding Notes of the corresponding series that remain outstanding after consummation of the applicable Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Outstanding Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by holders of those New Notes, other than by any holder that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act. The New Notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes issued in the applicable Exchange Offer are acquired in the ordinary course of the holder’s business; and

•	the holder, other than a broker-dealer, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the New Notes issued in the applicable Exchange Offer.

The SEC has not considered either of these Exchange Offers in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to either of these Exchange Offers as in such other circumstances.

If any of these conditions are not satisfied and a holder transfers any New Notes issued to such holder in the applicable Exchange Offer without delivering a proper prospectus or without qualifying for a registration exemption, such holder may incur liability under the Securities Act. We will not be responsible for or indemnify any such holder against any liability that any such holder may incur.

By tendering Outstanding Notes, each holder will represent to us that, among other things:

•	the person acquiring the corresponding New Notes in the applicable Exchange Offer is acquiring them in the ordinary course of its business, whether or not such person is the holder;

•	neither the holder nor such other person has any arrangement or understanding with any person to participate in the public distribution (within the meaning of the Securities Act) of such New Notes in violation of the provisions of the Securities Act;

•	neither the holder nor such other person is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or any Guarantor, or if the holder or such other person is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of New Notes to the extent applicable;

•	if such holder or such other person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes.

If any holder or any such other person is an affiliate of the Company or any Guarantor, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a public distribution of the New Notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes of the corresponding series must acknowledge that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•	it may be a statutory underwriter and it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of such New Notes, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of such New Notes.

The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its Outstanding Notes directly from us:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Incorporated, SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983); and

•	must also be named as a selling holder of the New Notes of the corresponding series issued in the applicable Exchange Offer in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

In addition, to comply with state securities laws of certain jurisdictions, New Notes issued in the Exchange Offers may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling such New Notes.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this Description of the New Notes under “—Certain Definitions.” In this description, references to (i) “TPH” refer only to TRI Pointe Homes, Inc. and not to TRI Pointe Holdings, Inc. (f/k/a Weyerhaeuser Real Estate Company) (“WRECO”) or any of TPH’s other Subsidiaries and (ii) the “Issuer,” prior to the consummation of the Combination and the execution of the supplemental indentures related to each series of notes by TPH, refers only to WRECO and not to any of its Subsidiaries and upon the consummation of the Combination and execution of the supplemental indentures related to each series of notes by TPH, refers only to TPH and not any of its Subsidiaries. The term “2019 notes” refers to the Issuer’s 4.375% senior notes due 2019, including the New 2019 Notes, the Outstanding 2019 Notes (to the extent not exchanged for New 2019 Notes) and any additional notes issued under an indenture from time to time (the “2019 Additional Notes”). The term “2024 notes” refers to the Issuer’s 5.875% senior notes due 2024, including the New 2024 Notes, the Outstanding 2024 Notes (to the extent not exchanged for New 2024 Notes) and any additional notes issued under an indenture from time to time (the “2024 Additional Notes” and together with the 2019 Additional Notes, the “Additional Notes”). We refer to the New Notes and the Outstanding Notes (to the extent not exchanged for New Notes) in this description as the “notes.”

The terms of each series of New Notes are substantially identical to the terms of the corresponding series of Outstanding Notes, except that each series of New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and related additional interest provisions applicable to the corresponding series of Outstanding Notes will not apply to the applicable series of New Notes.

The New 2019 Notes will be issued under the indenture dated as of June 13, 2014, between the Issuer and U.S. Bank National Association, as trustee (the “2019 Trustee”), as supplemented by the first supplemental indenture dated as of July 7, 2014 and the second supplemental indenture dated as of July 7, 2014 (as so supplemented, the “2019 Indenture”), and the New 2024 Notes will be issued under the indenture dated as of June 13, 2014, between the Issuer and U.S. Bank National Association, as trustee (the “2024 Trustee” and together with the 2019 Trustee, the “Trustees”) as supplemented by the first supplemental indenture dated as of July 7, 2014 and the second supplemental indenture dated as of July 7, 2014 (as so supplemented, the “2024 Indenture” and together with the 2019 Indenture, the “indentures”). The terms of the notes will include those stated in the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indentures. It does not purport to be a complete description of such documents and is subject to the detailed provisions of, and qualified in its entirety by reference to these documents. You are urged to read the indentures because they, and not this description, define your rights as holders of each series of notes. You may request a copy of the indentures by following the procedures outlined under the caption “Where You Can Find More Information.”

Principal, Maturity and Interest

The Issuer will issue (i) a total of up to $450 million in aggregate principal amount of New 2019 Notes and (ii) a total of up to $450 million in aggregate principal amount of New 2024 Notes in the Exchange Offers. The New 2019 Notes will mature on June 15, 2019 and the New 2024 Notes will mature on June 15, 2024.

The New 2019 Notes bear interest at the rate of 4.375 % per annum, payable on June 15 and December 15 of each year, commencing on             , 2015, to holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date.

The New 2024 Notes bear interest at the rate of 5.875% per annum, payable on June 15 and December 15 of each year, commencing on             , 2015, to holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date.

Interest on each series of notes will be computed on the basis of a 360-day year of twelve 30-day months.

Each series of notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer may issue an unlimited amount of Additional Notes of each series having identical terms and conditions to the applicable series of notes being issued in the Exchange Offers (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer of such Additional Notes). Each series of Additional Notes will be part of the same issue as the applicable series of notes being issued in the Exchange Offers and will vote on all matters as one class with the Outstanding Notes of such series and the New Notes of such series, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that such Additional Notes will not be issued with the same CUSIP or ISIN, as applicable, as the applicable series of existing notes unless such Additional Notes are fungible with such existing notes for U.S. federal income tax purposes.

Methods of Receiving Payments on the Notes

If a holder of a particular series of notes has given wire transfer instructions to the Issuer at least ten business days prior to the applicable payment date, the Issuer will make all payments on such holder’s notes in accordance with those instructions. Otherwise, payments on each series of notes will be made at the office or agency of the paying agent and registrar for each series of notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders of such series of notes at their addresses set forth in the register of holders.

Ranking

The notes are general unsecured obligations of the Issuer. The notes rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with each other and all existing and future unsecured obligations of the Issuer (including obligations under the Credit Agreement) that are not so subordinated. Each note guarantee is a general unsecured obligation of the Guarantor thereof and ranks senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such note guarantee and pari passu in right of each other and payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The notes and each note guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the indentures contain limitations on the amount of additional Secured Debt that the Issuer and the Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Restrictions on Secured Debt.”

Note Guarantees

TPH’s obligations under the notes are guaranteed, jointly and severally, by the Guarantors. As of the date of issuance of the New Notes, all of the Issuer’s Subsidiaries (including WRECO) will be “Restricted Subsidiaries.” Under the circumstances described below in the definition of “Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indentures and will not guarantee the notes. See “Risk Factors—Risks Related to the New Notes—The New Notes and the related guarantees will be unsecured and effectively subordinated to the existing and future secured indebtedness of the Company and the Guarantors and structurally subordinated to any future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes.”

The obligations of each Guarantor under its note guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee or pursuant to its contribution obligations under each indenture, result in the obligations of such Guarantor under its note guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. However, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance law. Each Guarantor that makes a payment for distribution under its note guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or, otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary, (ii) any Guarantor merges with and into the Issuer or another Guarantor, with the Issuer or such other Guarantor surviving such merger, (iii) any Guarantor is designated as an Unrestricted Subsidiary, in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture, (iv) any Guarantor ceases to guarantee any Indebtedness of the Issuer or any other Guarantor which gave rise to such Guarantor guaranteeing the Notes, except as a result of a discharge or release by or as a result of payment under such guarantee of such Indebtedness, (v) the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or (vi) all obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and Discharge,” then, in each such case, such Guarantor will be released and relieved of any obligations under its guarantee.

Optional Redemption

2019 Notes

The Issuer may, at its option, redeem the 2019 notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2019 notes being redeemed, or

•	the sum of the present values of the Remaining Scheduled Payments on the 2019 notes being redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued interest on the 2019 notes being redeemed to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2024 Notes

The Issuer may, at its option, redeem the 2024 notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2024 notes being redeemed, or

•	the sum of the present values of the Remaining Scheduled Payments on the 2024 notes being redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued interest on the 2024 notes being redeemed to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by at least two Reference Treasury Dealers as having a maturity comparable to the remaining term of the applicable series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such price on such Business Day, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if fewer than four such Reference Treasury Dealer Quotations are provided to the trustee, the average of all such quotations.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. and its successors; (ii) Deutsche Bank Securities Inc. and its successors and (iii) any other Primary Treasury Dealer(s) selected by the Issuer; provided, however, that, if either of the foregoing in clauses (i) and (ii) ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuer will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any applicable series of notes, the remaining scheduled payments of the principal (or of the portion) thereof to be redeemed and interest thereon that would be due after the related redemption date of such notes but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Issuer may acquire notes in either series by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the applicable indenture.

Selection and Notice of Redemption

In the event that less than all of the notes of either series are to be redeemed at any time pursuant to an optional redemption, selection of such series of notes for redemption will be made by the Trustee under the applicable indenture in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

A notice of redemption may state that the redemption is conditioned upon the occurrence of other events, and will be mailed by first-class mail (or delivered electronically in accordance with the procedures of The Depository Trust Company) at least 30 but not more than 60 days before the date of redemption to each holder of such notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for such notes funds in satisfaction of the redemption price applicable to such notes (including accrued and unpaid interest on such notes to be redeemed) pursuant to the indenture related to such notes.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, each holder in each series of notes will have the right to require that the Issuer purchase that holder’s notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following a Change of Control Triggering Event, the Issuer will mail, or caused to be mailed, to the holders of each series of notes a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by each indenture and described in the notice, on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all notes under such indenture properly tendered by such holder pursuant to such change of control offer; and

(3) describing the procedures that holders must follow to accept the change of control offer.

The change of control offer is required to remain open for at least 20 business days or for such longer period as is required by law.

The Issuer will publicly announce the results of the change of control offer on or as soon as practicable after the date of purchase.

If a change of control offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the notes of either series that might be delivered by holders seeking to accept the change of control offer. In addition, there can be no assurance that in the event of a Change of Control Triggering Event the Issuer will be able to obtain the consents necessary to consummate a change of control offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require the Issuer to make a change of control offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of either indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, neither indenture contains provisions that permit the holders of any series of notes to require that the Issuer purchase or redeem any notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a change of control offer will be satisfied if a third party makes the change of control offer in the manner and at the times and otherwise in compliance with the requirements applicable to a change of control offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the change of control offer.

A “Change of Control” includes certain sales of all or substantially all of the assets of the Issuer and the Subsidiaries. The phrase “all or substantially all” as used in the indentures (including as set forth under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs each indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Issuer to purchase notes of either series.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of either indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of either indenture by virtue of this compliance.

Certain Covenants

In connection with the notes, the Issuer has not agreed to any financial covenants or any restrictions on the payment of dividends or the issuance or repurchase of the Issuer’s securities. The Issuer has agreed to no covenants or other provisions to protect holders of any series of notes in the event of a highly leveraged transaction, other than with respect to certain change in control transactions. See “— Change of Control.”

Restrictions on Secured Debt

The indentures provide that the Issuer will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit (and there shall be no obligation to equally and ratably secure the notes upon) the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

(1) Liens on model homes, homes held for sale, homes that are under contract for sale, homes under development, contracts for the sale of homes and/or land (improved or unimproved), land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2) Liens on property at the time of its acquisition by the Issuer or a Restricted Subsidiary, including Capitalized Lease Obligations and purchase money obligations, which Liens secure obligations assumed by the Issuer or a Restricted Subsidiary, or Liens on assets of a Person, in each case, existing at the time such property or Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and, in each case, not created in anticipation or contemplation thereof);

(3) Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or a Restricted Subsidiary;

(4) Liens incurred in connection with pollution control, industrial revenue, water, sewage or public improvement bonds or any similar bonds, or in connection with any agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonds, in each case, arising in the ordinary course of business;

(5) any right of a lender or lenders to which the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its affiliates in the ordinary course of business;

(6) Liens securing Indebtedness of a Restricted Subsidiary owed to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer or Liens securing the Issuer’s Indebtedness owing to a Guarantor; or

(7) Liens securing Indebtedness in an aggregate principal amount not to exceed $100.0 million at any one time outstanding.

Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

In addition, the Issuer and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally or ratably securing the notes, if immediately thereafter the sum of (i) the aggregate principal amount of all Secured Debt outstanding (excluding (a) Secured Debt permitted under clauses (1) through (7) above and (b) any Secured Debt in relation to which the notes have been equally and ratably secured) and (ii) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) under “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Land Financing by virtue of the definition of Secured Debt, and will not restrict or limit the Issuer’s or its Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions

The indentures provide that the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1) notice is promptly given to each Trustee of the Sale and Leaseback Transaction;

(2) fair value is received by the Issuer or the relevant Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors of the Issuer delivered to each Trustee); and

(3) the Issuer or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies an amount equal to the net proceeds therefrom either:

•	to the redemption, repayment or retirement of debt securities of any series under either indenture (including the cancellation by the applicable Trustee of any debt securities of any series delivered by the Issuer to the applicable Trustee) or Senior Indebtedness of the Issuer, or

•	to the purchase by the Issuer or any Restricted Subsidiary of the Issuer of property substantially similar to the property sold or transferred.

In addition, the Issuer and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (i) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (7) described in “—Restrictions on Secured Debt,” above or Secured Debt in relation to which the notes have been equally and ratably secured) and (ii) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries (taken as a whole) or (ii) adopt a plan of liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture in form and substance satisfactory to each Trustee, all of the obligations of the Issuer under both series of notes, the indentures and the Registration Rights Agreements; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the notes that is a corporation; and

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.

Except as provided in the third paragraph under the caption “—Note Guarantees,” no Guarantor may transfer all or substantially all of its assets to, consolidate with or merge with or into another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to each Trustee, all of the obligations of such Guarantor under the note guarantee of such Guarantor, the indentures and the Registration Rights Agreements; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under each series of notes or its related note guarantees, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under each indenture, each series of notes and all the note guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on each series of notes or in respect of its note guarantees, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under each series of notes, each indenture and each note guarantee, if applicable.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, (ii) the Combination was permitted and (iii) the requirements of the third preceding paragraph above will not apply to any transaction pursuant to which the surviving Person is not the Issuer or a Person that would be required to become a Guarantor under the covenant “—Additional Note Guarantees” below.

Additional Note Guarantees

The Issuer shall cause each Wholly Owned Domestic Subsidiary that incurs (i) any Indebtedness (and/or commitments in respect thereof) under the Credit Agreement, (ii) Indebtedness (and/or commitments in respect thereof) under any syndicated loan or capital markets debt securities issuance which is equal to or in excess of $125.0 million in principal amount so long as the Issuer or a Guarantor is the borrower, issuer or a guarantor of the Indebtedness (and/or commitments in respect thereof) or (iii) a guarantee of any Indebtedness (and/or commitments in respect thereof) of the Issuer or a Guarantor described in the preceding clause (i) or (ii), to:

(1) execute and deliver to each Trustee (a) a supplemental indenture in form and substance satisfactory to each Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the each series of notes and each indenture and (b) a notation of guarantee in respect of each of its note guarantees; and

(2) deliver to the each Trustee one or more opinions of counsel that such supplemental indenture

(a) has been duly authorized, executed and delivered by such Restricted Subsidiary and

(b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

If the Issuer or any Guarantor acquires or creates another Wholly Owned Domestic Subsidiary that incurs (i) any Indebtedness (and/or commitments in respect thereof) under the Credit Agreement, (ii) Indebtedness (and/or commitments in respect thereof) under any syndicated loan or capital markets debt securities issuance which is equal to or in excess of $125.0 million in principal amount so long as the Issuer or a Guarantor is the borrower, issuer or a guarantor of the Indebtedness (and/or commitments in respect thereof) or (iii) a guarantee of any Indebtedness (and/or commitments in respect thereof) of the Issuer or a Guarantor described in the preceding clause (i) or (ii), then the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to each Trustee (a) a supplemental indenture in form and substance satisfactory to each Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the each series of notes and each indenture and (b) a notation of guarantee in respect of each of its note guarantees; and

(2) deliver to the each Trustee one or more opinions of counsel that such supplemental indenture

(a) has been duly authorized, executed and delivered by such Restricted Subsidiary and

(b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuer will furnish to the holders of such series of outstanding notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any notes under either series remain outstanding, the Issuer will furnish to the holders of such series of notes outstanding and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default” with respect to a series of notes:

(1) failure by the Issuer to pay interest on any of such series of notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of such series of notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” with respect to such series of notes;

(4) failure by the Issuer or any of its Restricted Subsidiaries to comply with any other agreement or covenant in such indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee under such indenture or by the holders of at least 25% of the aggregate principal amount of such series of notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b) results in the acceleration of such Indebtedness prior to its express final maturity or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $50.0 million or more;

(6) one or more judgments or orders that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) any note guarantee of any Significant Subsidiary under such indenture ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and such indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its note guarantee under such indenture (other than by reason of release of a Guarantor from its note guarantee under such indenture in accordance with the terms of such indenture governing such series of notes and such note guarantee).

If an Event of Default with respect to such series of notes (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under such indenture, the Trustee under such indenture, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the notes of such series then outstanding by written notice to the Issuer and the Trustee under such indenture, may declare all amounts owing under such notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding notes under such indenture shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to such notes, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture governing such notes. If an Event of Default with respect to such series of notes specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding notes of such series shall become due and payable without any further action or notice.

The Trustee under such indenture shall, within 30 days after the occurrence of any Default with respect to the notes of such series, give the holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such series of notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee under such indenture shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders.

No holder of a particular series of notes will have any right to institute any proceeding with respect to the indenture relating to such series of notes or for any remedy thereunder, unless the Trustee under such indenture:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such holder and a request to act by holders of at least 25% in aggregate principal amount of notes of such series outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of any Note of a particular series for enforcement of payment of the principal of or interest on such note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to either Trustee annually a statement regarding compliance with any indenture and, upon any officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes of any series of notes. Legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by a series of notes and the related note guarantees, and the applicable indenture shall cease to be of further effect as to all such outstanding notes and note guarantees, except as to

(1) rights of holders to receive payments in respect of the principal of and interest on such notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee under such indenture, and the Issuer’s obligation in connection therewith, and

(4) the legal defeasance provisions of such indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under an indenture governing a series of notes, except as described otherwise in such indenture, and thereafter any omission to comply with such obligations shall not constitute a Default. In the event covenant defeasance occurs, certain Events of Default with respect to such series of notes (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its legal defeasance option regardless of whether it previously exercised covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1) the Issuer must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on such series of notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on such series of notes, and such Trustee must have a valid, perfected, exclusive security interest in such trust,

(2) in the case of legal defeasance, the Issuer shall have delivered to such Trustee an opinion of counsel in the United States reasonably acceptable to the such Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of such indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders of such series of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(3) in the case of covenant defeasance, the Issuer shall have delivered to such Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such series of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

(4) no Default with respect to a series of notes shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under such indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the applicable Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of such series of notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the applicable Trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the applicable Trustee to effect covenant defeasance are insufficient to pay the principal of and interest on such series of notes when due, then the Issuer’s obligations and the obligations of Guarantors under the applicable indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes under such indenture which shall survive until all notes under such indenture have been canceled) as to all outstanding notes under such indenture when either:

(1) all the notes under such indenture that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee under such indenture for cancellation, or

(2) (a) all notes under such indenture not delivered to the Trustee under such indenture for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption” and the Issuer has irrevocably deposited or caused to be deposited with such Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on such notes not theretofore delivered to such Trustee for cancellation,

(b) the Issuer has paid all sums payable by it under such indenture,

(c) the Issuer has delivered irrevocable instructions to the Trustee under such indenture to apply the deposited money toward the payment of such notes at maturity or on the date of redemption, as the case may be, and

(d) the Trustee under such indenture, for the benefit of the holders of such notes, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A holder will be able to register the transfer of or exchange either series of notes only in accordance with the provisions of the applicable indenture. The registrar may require a holder of a series of notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture governing such series of notes. Without the prior consent of the Issuer, the registrar is not required (i) to register the transfer of or exchange any note selected for redemption, (ii) to register the transfer of or exchange any note for a period of 15 days before a selection of notes of a particular series to be redeemed or (iii) to register the transfer or exchange of a note between a record date and the next succeeding interest payment date.

The notes will be issued in registered form and the registered holder will be treated as the owner of such note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the indentures or the notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the holders of at least a majority in principal amount of the notes of a particular series then outstanding, and any existing Default with respect to such series of notes under, or compliance with any provision of, such indenture may be waived (other than any continuing Default with respect to such series of notes in the payment of the principal or interest on such series of notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for such series of notes) of the holders of a majority in principal amount of such series of notes then outstanding; provided that:

(1) no such amendment may, without the consent of the holders of a majority in aggregate principal amount of notes then outstanding with respect to such series of notes, amend the obligation of the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any holder of such series of notes; and

(2) without the consent of each holder of such series affected, the Issuer and the Trustee with respect to a series of notes may not:

(a) change the maturity of such note;

(b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of such notes;

(c) reduce any premium payable upon optional redemption of such notes, change the date on which any such notes are subject to redemption or otherwise alter the provisions with respect to the redemption of such notes;

(d) make such note payable in money or currency other than that stated in such notes;

(e) modify or change any provision of the indenture related to such notes or the related definitions to affect the ranking of such notes or any note guarantee related to such notes in a manner that adversely affects the holders of such notes;

(f) reduce the percentage of holders of such notes necessary to consent to an amendment or waiver to such indenture or such notes;

(g) impair the rights of holders of such notes to receive payments of principal of or interest on such notes;

(h) release any Guarantor from any of its obligations under its note guarantee of such notes or the indenture governing such notes, except as permitted by such indenture; or

(i) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee with respect to a series of notes may amend the applicable indenture, the applicable note guarantees or the applicable notes without the consent of any holder of such series of notes, to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated notes of such series in addition to or in place of certificated notes of such series, to provide for the assumption of the Issuer’s obligations to the holders of such series of notes in the case of a merger or acquisition, to add Guarantors with respect to the notes or release any Guarantor from any of its obligations under such note guarantee or such indenture (to the extent permitted by such indenture), to conform the text of the Indenture, the note guarantees or the Notes to any provision of this “Description of the New Notes” section, to provide for the issuance of Additional Notes in compliance and in accordance with the limitations set forth in the indenture, to make any change that does not materially adversely affect the rights of any holder of such series or, in the case of such indenture, to maintain the qualification of such indenture under the Trust Indenture Act or to comply with the rules of any applicable securities depository.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the notes or the indentures or of any Guarantor under its note guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the note guarantees.

Concerning the Trustee

U.S. Bank National Association is the Trustee under each indenture and is appointed by the Issuer as registrar and paying agent with regard to each series of notes. The indentures contain certain limitations on the rights of the Trustees, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the applicable indenture), it must eliminate such conflict or resign. U.S. Bank National Association, d/b/a Housing Capital Company, is a lender and the administrative agent, lead arranger and book manager under the Revolving Credit Facility.

The holders of a majority in principal amount of the then outstanding notes of a series of notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. Each indenture will provide that, in case an Event of Default with respect to a series of notes occurs and is not cured, the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the applicable Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of notes under such indenture, unless such holder shall have offered to the applicable Trustee security and indemnity satisfactory to such Trustee.

Governing Law

The indentures, the notes and the note guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indentures. Reference is made to the applicable indenture for the full definition of all such terms.

“Attributable Debt,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Event” means the commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or the commencement of any other bankruptcy, reorganization, receivership, or similar proceeding under any federal, state or foreign law or by or against any Person for whom the Issuer or a Restricted Subsidiary has executed a Springing Guarantee for the benefit of such Person; provided, however, that the filing of an involuntary case against such Person shall only be a Bankruptcy Event if: (i) such involuntary case is filed in whole or in part by the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary, or (ii) the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary shall in any way induce or participate in the filing, whether directly or indirectly, of an involuntary bankruptcy case against such Person or any other Person, and such involuntary case or proceeding is not dismissed with prejudice within 120 days of the filing thereof.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1) consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 35% of the voting power of the total outstanding voting stock of the Issuer.

(2) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any person other than a Wholly Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another person or any person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof persons owning voting stock representing in the aggregate 100% of the total voting power of the voting stock of the Issuer immediately prior to such consummation do not own voting stock representing a majority of the total voting power of the voting stock of the Issuer or the surviving or transferee person; or

(3) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer; provided that a liquidation or dissolution of the Issuer which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (2) above shall not constitute a Change of Control.

Notwithstanding the foregoing, (i) a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a wholly owned subsidiary of a holding company and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction and (ii) the Combination did not involve a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Combination” means the combination of Merger Sub with and into the WRECO pursuant to the Transaction Agreement, with WRECO surviving the merger as a wholly owned Subsidiary of TPH.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including the Issuer) together with the total amount of assets that would be included on the Issuer’s balance sheet, not including its subsidiaries, under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date);

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Credit Agreement” means that certain Credit Agreement, by and among TPH, certain Subsidiaries of TPH, the financial institutions from time to time party thereto and U.S. Bank, National Association as administrative agent, dated as of June 26, 2014, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means (i) any Event of Default or (ii) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (i) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Measurement Date.

“Guarantor” means any Wholly-Owned Domestic Subsidiary of the Issuer that executes a note guarantee in accordance with the provisions of each indenture.

“Indebtedness” means

(1) any liability of any person:

(a) for borrowed money, or

(b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than (i) a trade payable or a current liability arising in the ordinary course of business and (ii) contingent purchase price obligations so long as they are contingent), or

(c) for the payment of money relating to a Capitalized Lease Obligation, or

(d) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; provided, however, that a Springing Guarantee shall not be deemed to be Indebtedness under this clause (2) until the earliest to occur of (a) the demand by a lender for payment under such Springing Guarantee, (b) the occurrence or failure to occur of any event, act or circumstance that, with or without the giving of notice and/or passage of time, entitles a lender to make a demand for payment thereunder or (c) a Bankruptcy Event;

(3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and

(4) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (1), (2) and (3) above.

“Issue Date” means June 13, 2014.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Merger Sub” means Topaz Acquisition, Inc., a subsidiary of TPH.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Land Financing” means any Indebtedness of the Issuer or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Issuer or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Issuer or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Liens or other recourse obligations or liabilities in respect of specific land or other real property interests of the Issuer or such Restricted Subsidiary; provided that recourse obligations or liabilities of the Issuer or such Restricted Subsidiary solely for customary “bad boy” guarantees, indemnities (including, without limitation, environmental indemnities), covenants (including, without limitation, performance, completion or similar covenants and guarantees), or breach of any warranty, representation or covenant in respect of any Indebtedness, including liability by reason of any agreement by the Issuer or any Restricted Subsidiary to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring the Indebtedness, will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Rating Agency” means each of (i) S&P and (ii) Moody’s. “Rating Category” means:

(1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories).

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; or 1, 2 and 3 for Moody’s) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

“Rating Decline” means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the notes by a Rating Agency on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control (which period will be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Redeemable Capital Stock” means any capital stock of the Issuer or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the notes or (ii) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (iii) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Registration Rights Agreements” means (i) the registration rights agreement dated as of the Issue Date among the Issuer and the Initial Purchasers related to the 2019 notes and (ii) the registration rights agreement dated as of the Issue Date among the Issuer and the Initial Purchasers related to the 2024 notes, in each case, as amended or supplemented after the Issue Date.

“Restricted Subsidiary” means any Subsidiary of the Issuer, which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means a sale or transfer made by the Issuer or a Restricted Subsidiary (except a sale or transfer made to the Issuer or another Restricted Subsidiary) of any property which is either (i) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (ii) another real property interest (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Issuer or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Lien on any property of the Issuer or the property of any Restricted Subsidiary or (ii) a Lien on shares of stock owned directly or indirectly by the Issuer or a Restricted Subsidiary in a corporation or on Equity Interests owned by the Issuer or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the Issuer’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which the Issuer or a Restricted Subsidiary has an Equity Interest; provided that “Secured Debt” shall not include Non-Recourse Land Financing that consists exclusively of land and improvements thereon. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an Event of Default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any Indebtedness of the Issuer, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities. Notwithstanding the foregoing,

“Senior Indebtedness” shall not include (i) Indebtedness of the Issuer that is expressly subordinated in right of payment to any Senior Indebtedness of the Issuer, (ii) Indebtedness of the Issuer that by operation of law is subordinate to any general unsecured obligations of the Issuer, (iii) Indebtedness of the Issuer to any Subsidiary, (iv) Indebtedness of the Issuer incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Leaseback Transactions,” (v) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by the Issuer, and (vi) to the extent it might constitute Indebtedness, trade account payables owed or owing by the Issuer or any of its Subsidiaries.

“Significant Subsidiary” means (i) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act of 1933 as such regulation is in effect on the Issue Date and (ii) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (i) of this definition.

“Springing Guarantee” means a guarantee by a Person which by its express terms does not become effective until the occurrence of a Bankruptcy Event.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or comparable governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Transaction Agreement” means the Transaction Agreement, dated as of November 3, 2013, by and among Weyerhaeuser Company, the WRECO, TPH and Merger Sub.

“Unrestricted Subsidiary” means any Subsidiary that is designated by the Issuer (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the applicable Trustee certifying compliance with this definition) as a Subsidiary resulting from any investment (including any guarantee of Indebtedness) made by the Issuer or any Restricted Subsidiary of the Issuer in joint ventures engaged in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof with unaffiliated third parties provided that the aggregate amount of investments in all Unrestricted Subsidiaries shall not exceed $25 million (with the amount of each investment being calculated based upon the amount of investments made on or after the date such joint venture becomes a Subsidiary); provided, further that if the Issuer subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with this definition) and causes such Subsidiary to comply with provisions set forth under “—Certain Covenants—Additional Note Guarantees,” then the amount of any investments in such Unrestricted Subsidiary made on or after the date such joint venture became a Subsidiary shall be credited against the $25 million basket set forth in this definition (up to a maximum amount of $25.0 million).

“Wholly Owned Domestic Subsidiary” means a Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

General

Each series of New Notes will be offered and exchanged in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue each series of New Notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the “global notes.”

Each such global note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee). Investors may elect to hold their interests in the global notes through either DTC (in the United States), or Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the global notes that are held within DTC for the account of each settlement system on behalf of its participants.

The information set forth in this section is subject to any change in or reinterpretation of the rules, regulations and procedures of DTC, Clearstream and Euroclear currently in effect. The information in this section concerning DTC, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof. Investors wishing to use the facilities of any of DTC, Clearstream or Euroclear are advised to confirm the continued applicability of the rules, regulations and procedures of DTC, Clearstream or Euroclear. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any notes held through the facilities of DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such global notes for all purposes under the indentures. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indentures with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including additional interest, if any) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security (as defined below) for any reason, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indentures.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

A global note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we fail to appoint a successor depositary within 120 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the applicable series of New Notes under the corresponding indenture and DTC shall have requested the issuance of Certificated Securities.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the New Notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the exchange of Outstanding Notes for New Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to New Notes that are acquired in these offerings in exchange for the corresponding series of Outstanding Notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the Outstanding Notes and the New Notes as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of Outstanding Notes for New Notes.

This discussion is for general purposes only. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offers to Holders of Outstanding Notes

The exchange of Outstanding Notes for the corresponding series of New Notes pursuant to the Exchange Offers will not be a taxable transaction for U.S. federal income tax purposes. Holders of Outstanding Notes will not recognize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the corresponding series of New Notes as they had in the Outstanding Notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the New Notes will be the same as those applicable to the Outstanding Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the New Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the New Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of New Notes by an ERISA Plan with respect to which the Issuer, the Initial Purchasers or the Guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the New Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Outstanding Notes should not be exchanged for New Notes by any person investing “plan assets” of any Plan, unless such exchange will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a New Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the New Notes constitutes assets of any Plan or (ii) the exchange of the Outstanding Notes for the New Notes or the holding of the New Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the New Notes (and holding the New Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the acquisition and holding of the New Notes (and exchange for the New Notes).

Persons that acquire the New Notes have the exclusive responsibility for ensuring that their acquisition and holding of the New Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 120 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of New Notes by brokers-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period ending on the earlier of (i) 120 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will provide sufficient copies of the latest version of this prospectus to broker-dealers upon request. We have agreed to pay all expenses incident to the Exchange Offers, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the issuance and sale of the New Notes being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain matters of Washington law will be passed upon by Fikso Kretschmer Smith Dixon Ormseth PS. Certain matters of Arizona law will be passed upon by Titus Brueckner & Levine PLC. Certain matters of Nevada law will be passed upon by McDonald Carano Wilson LLP. Certain matters of Texas law will be passed upon by Chapoton Sanders Scarborough, LLP. Certain matters of Delaware law will be passed upon by Young Conaway Stargatt & Taylor, LLP.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s (i) Current Report (Form 8-K) filed April 15, 2015 and (ii) Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Weyerhaeuser Real Estate Company as of December 31, 2013, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TRI POINTE HOMES, INC.

Exchange Offers:

Offer to Exchange $450,000,000 Aggregate Principal Amount of Newly Issued 4.375% Senior Notes Due 2019 for a Like Principal Amount of Outstanding Restricted 4.375% Senior Notes Due 2019	Offer to Exchange $450,000,000 Aggregate Principal Amount of Newly Issued 5.875% Senior Notes Due 2024 for a Like Principal Amount of Outstanding Restricted 5.875% Senior Notes Due 2024

            , 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

TRI Pointe Homes, Inc.

Under Section 145 of the Delaware General Corporation Law, which we refer to as the “DGCL,” a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our charter provides for such limitation of liability.

Article X of our charter provides that it shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. The Company may, by action of its board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by the DGCL. Article X of our charter also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of our bylaws provides that the Company shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. The Company shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or cross-claim, unless such action, suit or proceeding was authorized by its board of directors. The Company may, by action of its board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by Delaware law.

In addition to the provisions of our charter and bylaws described above, the Company has entered into an indemnification agreement with certain of its officers and each of its directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Subsidiary Guarantors

Arizona Limited Liability Companies

Maracay 91, L.L.C., Maracay Bridges, LLC, Maracay Thunderbird, L.L.C., Maracay VR, LLC, and Maracay Homes, L.L.C., are Arizona limited liability companies. Section 29-610 of the Arizona Limited Liability Company Act, as amended (the “Arizona Limited Liability Company Act”), permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Section 29-651 of the Arizona Limited Liability Company Act provides that a member, manager, employee, officer or agent of a limited liability company is not liable, solely by reason of being a member, manager, employee, officer or agent, for the debts, obligations and liabilities of the limited liability company whether arising in contract or tort, under a judgment, decree or order of a court or otherwise.

Operating Agreements of Maracay 91, L.L.C., Maracay Bridges, LLC, Maracay Thunderbird, L.L.C., and Maracay VR, LLC

The operating agreements of each of the foregoing Arizona limited liability companies provide that the limited liability company shall indemnify each member or manager who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of its actions as a member or manager or by reason of its acts while serving at the request of the limited liability company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding, provided that the acts of such manager or member were not committed with gross negligence or willful misconduct, and, with respect to any criminal action or proceeding, such manager or member had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or its equivalent shall not, in and of itself, create a presumption that the manager or member acted with gross negligence or willful misconduct, or with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

Operating Agreement of Maracay Homes, L.L.C.

The operating agreement of the foregoing Arizona limited liability company provides that, to the full extent permitted by applicable law, each member, manager, officer, and affiliate of the limited liability company and of each of the foregoing (each a “Covered Person”) shall be entitled to indemnification from the limited liability company for any loss, damage or claim, including without limitation reasonable attorneys’ fees and costs in investigation, settlement or defense of any such claim, incurred by such Covered Person (a) arising out of any claim in connection with the business of the limited liability company or (b) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the limited liability company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its fraud, gross negligence or willful misconduct with respect to such acts or omissions; further provided, however, that any indemnity shall be provided out of and to the extent of the limited liability company’s assets only, and no member shall have personal liability on account thereof. All indemnification obligations of the limited liability company contained in or arising under the operating agreement continue (i) during the period the Covered Person continues to be within the definition of a Covered Person of the limited liability company and (ii) thereafter for so long as the Covered Person is subject to any proceeding by reason of having been a Covered Person of the limited liability company. Subject to any specific requirements of applicable law, the limited liability company shall pay in advance of the final disposition of any proceeding, expenses (including attorney’s fees) reasonably incurred or to be incurred by the Covered Person in investigating, setting or defending the proceeding with respect to which the Covered Person seeks indemnification, provided that such Covered Person must repay such expenses if indemnification is ultimately determined to be prohibited by the operating agreement or applicable law.

Delaware Corporations

TRI Pointe Communities, Inc. (“TRI Pointe Communities”) and Winchester Homes Inc. (“Winchester”) are Delaware corporations. The indemnification provisions of the DGCL described in “—TRI Pointe Homes, Inc.” above also apply to the directors and officers of TRI Pointe Communities and Winchester.

The certificate of incorporation of TRI Pointe Communities provides that TRI Pointe Communities shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer or employee of TRI Pointe Communities or any predecessor thereof or serves or served any other enterprise as a director, officer or employee at the request of TRI Pointe Communities or any predecessor thereof. The bylaws of TRI Pointe Communities provides that TRI Pointe Communities shall to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnitee (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving in the capacity as an Indemnitee, against any loss, damage, liability or expense (including attorneys’ fees, costs of investigation and amount paid in settlement) incurred by or imposed upon the Indemnitee in connection with any such action, suit or proceeding, except to the extent that such loss, damage, liability or expense arose from the Indemnitee’s (i) failure to (a) act in good faith or (b) in a manner that such Indemnitee reasonably believed to be in or not contrary to the best interests of the corporation, (ii) fraud, gross negligence or willful misconduct, (iii) breach of the bylaws of TRI Pointe Communities in any material respect, (iv) in the case of certain senior officers, breach of any terms of employment or such senior officer’s employment or equity agreement in any material respect, or (v) violation of a material law. Notwithstanding the foregoing, no indemnification shall be payable to any Indemnitee in respect of any action in which such Indemnitee is a plaintiff, other than an action for indemnification under the bylaws.

The bylaws of TRI Pointe Communities also provide that no Indemnitee shall be liable, in damages or otherwise, to TRI Pointe Communities or to any stockholder of TRI Pointe Communities for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted (i) by the bylaws of TRI Pointe Communities, (ii) by the board of directors of any stockholder of TRI Pointe Communities, (iii) in the case of certain senior officers, by any employment or equity agreement with such senior officers, or (iv) by any other properly authorized instrument executed by TRI Pointe Communities or any stockholder of TRI Pointe Communities so long as (a) such Indemnitee, at the time of such action or inaction, believed in good faith that such Indemnitee’s course of conduct was in the best interests of the corporation, (b) such Indemnitee’s performance of such act or failure to perform such act did not constitute fraud, gross negligence or willful misconduct, and (c) such Indemnitee did not breach the bylaws of TRI Pointe Communities by such action or inaction.

With respect to the bylaws of TRI Pointe Communities, the term “Indemnitee” means each person who is or was (i) a stockholder of the TRI Pointe Communities or a member of the board of directors of TRI Pointe Communities, (ii) an affiliate of a stockholder of the TRI Pointe Communities or a member of the board of directors of TRI Pointe Communities, or (iii) each person serving at the request of the corporation as a manager, member of the board of managers, director or officer of another limited liability company, corporation, partnership, joint venture, trust or other entity or enterprise in connection with the business of the corporation including, without limitation, each Person who is or was an officer or director of any stockholder of the corporation.

The certificate of incorporation of Winchester provides that Winchester shall, to the fullest extent permitted by DGCL Section 145, indemnify any and all persons whom it shall have the power to indemnify under DGCL Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnitee’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Delaware Limited Partnerships

TRI Pointe Contractors, LP (“TRI Pointe Contractors”) is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The TRI Pointe Contractors agreement of limited partnership (the “LP Agreement”) provides that TRI Pointe Contractors shall to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnitee (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving in the capacity as an Indemnitee, against any loss, damage, liability or expense (including attorneys’ fees, costs of investigation and amount paid in settlement) incurred by or imposed upon the Indemnitee in connection with any such action, suit or proceeding, except to the extent that such loss, damage, liability or expense arose from the Indemnitee’s (i) failure to (a) act in good faith or (b) in a manner that such Indemnitee reasonably believed to be in or not contrary to the best interests of TRI Pointe Contractors, (ii) fraud, gross negligence or willful misconduct, (iii) breach of the LP Agreement in any material respect, (iv) in the case of certain senior officers, breach of any terms of employment or such senior officer’s employment or equity agreement in any material respect, or (v) violation of a material law. Notwithstanding the foregoing, no indemnification shall be payable hereunder to any Indemnitee in respect of any action in which such Indemnitee is a plaintiff, other than an action for indemnification under the LP Agreement.

The LP Agreement also provides that no Indemnitee shall be liable, in damages or otherwise, to the TRI Pointe Contractors or to any partner of TRI Pointe Contractors (each, a “Partner”) for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted (i) by the LP Agreement, (ii) by the board of directors of any Partner, (iii) in the case of certain senior officers, by any employment or equity agreement with such senior officers, or (iv) by any other properly authorized instrument executed by TRI Pointe Contractors or any Partner so long as (a) such Indemnitee, at the time of such action or inaction, believed in good faith that such Indemnitee’s course of conduct was in the best interests of TRI Pointe Contractors, (b) such Indemnitee’s performance of such act or failure to perform such act did not constitute fraud, gross negligence or willful misconduct, and (c) such Indemnitee did not breach the LP Agreement by such action or inaction.

With respect to the LP Agreement, the term “Indemnitee” means each person who is or was (i) a Partner; (ii) an affiliate of a Partner; or (iii) each person serving at the request of TRI Pointe Contractors as a manager, member of the board of managers, director or officer of another limited liability company, corporation, partnership, join venture, trust or other entity or enterprise in connection with the business of TRI Pointe Contractors including, without limitation, each person who is or was an officer or director of TRI Pointe Communities.

California Corporations

Pardee Homes (“Pardee”) is a California corporation. Section 317 of the California General Corporation Law (the “CGCL”) provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the CGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.

The articles of incorporation and bylaws of Pardee, as in effect as of the date hereof, do not provide for the indemnification of any director, officer, employee, agent or any other person.

Nevada Corporations

Pardee Homes of Nevada (“Pardee Nevada”) is a Nevada corporation. Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to certain limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person) in connection with the defense or settlement of such action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses (including attorneys’ fees) they actually and reasonably incurred in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent of the corporation is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) if a quorum of such disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751(2) provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the corporation’s articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in such capacity whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Amended By-Laws of Pardee Nevada provide for indemnification of a person who is sued because he is or was a director, officer, or employee of the corporation arising out of his alleged misfeasance or non-feasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exists: (1) the person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court (2) the court finds that his conduct fairly and equitably merits such indemnity. The amount of such indemnity may be assessed against Pardee Nevada by the court and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable.

Notwithstanding the forgoing, the board of directors of Pardee Nevada may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or form director, officer or employee of the corporation in an action brought by a third party against such person (to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer or employee, or by the corporation, or by both; provide the board of directors determines in good faith that such person was acting good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interest of Pardee Nevada or its shareholders, other than any such action instituted or maintained in the right of the corporation by a shareholder.

Texas Corporations

Trendmaker Homes, Inc. (“Trendmaker”) is a Texas corporation. The provisions of Chapter 8 of the Texas Business Organizations Code, as amended (the “TBOC”), govern indemnification of governing persons relating to all Texas business organizations or enterprises.

The provisions of Chapter 8 of the TBOC provide that a corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Specifically, Section 8.101 of the TBOC provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, or an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Sections 8.101 and 8.102 of the TBOC provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have a reasonable cause to believe that his conduct was unlawful. Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by disinterested members of the governing authority of the enterprise, special legal counsel selected by the governing authority, or the owners or members of the enterprise. If the person is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that the person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the TBOC. To limit indemnification by virtue of a governing person being liable to the corporation, liability must be established by a court order including a judgment decree and all appeals of the order must be exhausted or foreclosed by law.

The articles of incorporation and bylaws of Trendmaker, as in effect as of the date hereof, are silent as to indemnification. Therefore, the statutory indemnification provisions summarized above govern the indemnification obligations of Trendmaker.

Washington Corporations

TRI Pointe Holdings, Inc. (“TRI Pointe Holdings”) and The Quadrant Corporation (“Quadrant”) are Washington corporations. The Washington Business Corporations Act provides for indemnification of directors, officers, and other persons. These provisions (located in RCW 23B.08.510-630) are summarized below:

A corporation may indemnify a person who is made a party to a proceeding because the person is or was a director against liability, including expenses, incurred in the proceeding. To qualify for indemnification, the person must meet the following standard of conduct: (i) the person acted in good faith, (ii) the person reasonably believed the conduct was in the best interests of the corporation (for conduct in the person’s official capacity), or at least not opposed to the corporation’s best interests (for all other cases), and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. However, a corporation may not indemnify the person (i) in a proceeding by or for the corporation in which the director was adjudged liable to the corporation, or (ii) in any other proceeding in which the person was adjudged liable on the basis of improper receipt of a personal benefit.

Unless limited by its articles of incorporation, a corporation must indemnify a director who is wholly successful in the defense of any proceeding to which the director was a party because of being a director, against reasonable expenses incurred. The right to indemnification includes the right to payment or reimbursement by the corporation of expenses incurred by the director before the final disposition of the proceeding. To obtain an advance of expenses, the director must affirm the director’s good faith belief that the director met the standard of conduct described above, and must undertake to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. A director may apply to the court for indemnification or advance of expenses to which the director is entitled. Indemnification or advance of expenses may also be ordered if the court determines that the director is fairly and reasonably entitled to indemnification under the circumstances, even if the director did not meet the standard of conduct, or was adjudged liable as described above.

If a director does not qualify for indemnification or advance of expenses under the foregoing, a corporation may nevertheless indemnify the director or obligate itself to advance expenses if so authorized in its articles of incorporation or by the shareholders through bylaws or a resolution, except in cases involving a director’s intentional misconduct or knowing violation of law, unlawful distributions, or the improper receipt of personal benefit by the director. Unless a corporation’s articles of incorporation provide otherwise, (i) officers of the corporation are entitled to mandatory indemnification, and may apply for court-ordered indemnification, to the same extent as a director, and (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director. A corporation may obtain insurance to indemnify a person against liability incurred or asserted in the person’s capacity as a director, officer, employee, and agent, whether or not the corporation would have the power to indemnify the person against the same liability under the foregoing provisions.

The articles of incorporation and bylaws of TRI Pointe Holdings provide for indemnification and advance of expenses of directors, officers, employees, and agents, in general to the fullest extent permitted by the provisions of RCW 23B.08.510-603 described above. The bylaws of TRI Pointe Holdings provide that the rights to indemnification and advance of expenses of directors and officers are contract rights that may be relied upon by them in the performance of their duties.

The articles of incorporation and bylaws of Quadrant do not address indemnification and advance of expenses of directors, officers, employees, and agents. Consequently, Quadrant has the power to indemnify and to advance expenses to those persons as permitted by the provisions of RCW 23B.08.510-603 described above without restriction.

Insurance

The registrants maintain standard policies of insurance that provide coverage (i) to their respective directors, managers and officers against specified liabilities which may be incurred in those capacities and (ii) to the respective registrants with respect to indemnification payments that they may make to such directors, managers and officers, in each case subject to exclusions and deductions as are usual in these kinds of insurance policies.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post—effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Exchange Offers.

(4)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, he undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the Exchange Offers required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the Exchange Offers prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the Exchange Offers containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the Exchange Offers made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

TRI POINTE HOMES, INC.

by	/S/ DOUGLAS F. BAUER
Douglas F. Bauer
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2015

* Michael D. Grubbs	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2015

* Barry S. Sternlicht	Director and Chairman of the Board	May 15, 2015

* Steven J. Gilbert	Director	May 15, 2015

* Thomas B. Rogers	Director	May 15, 2015

* Christopher D. Graham	Director	May 15, 2015

* Daniel S. Fulton	Director	May 15, 2015

* Constance B. Moore	Director	May 15, 2015

* Kristin F. Gannon	Director	May 15, 2015

* Lawrence B. Burrows	Director	May 15, 2015

*By	/S/ DOUGLAS F. BAUER
Douglas F. Bauer As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

TRI POINTE HOLDINGS, INC.
TRI POINTE COMMUNITIES, INC.
TRI POINTE CONTRACTORS, LP

by	/S/ DOUGLAS F. BAUER
Douglas F. Bauer
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2015

* Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 15, 2015

* Thomas J. Mitchell	Director	May 15, 2015

*By	/S/ DOUGLAS F. BAUER
Douglas F. Bauer As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

MARACAY HOMES, L.L.C.
MARACAY 91, L.L.C.
MARACAY BRIDGES, LLC
MARACAY VR, LLC

MARACAY THUNDERBIRD, L.L.C.

By:	Maracay Homes, L.L.C., its Manager

by	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

* Andrew P. Warren	President (Principal Executive Officer)	May 15, 2015

/S/ MICHAEL D. GRUBBS Michael D. Grubbs	Chief Financial Officer (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 15, 2015

*By	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

PARDEE HOMES
PARDEE HOMES OF NEVADA

by	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

* Thomas J. Mitchell	President and Director (Principal Executive Officer)	May 15, 2015

/S/ MICHAEL D. GRUBBS Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2015

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Director	May 15, 2015

*By	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

THE QUADRANT CORPORATION

by	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

* Ken C. Krivanec	President and Director (Principal Executive Officer)	May 15, 2015

/S/ MICHAEL D. GRUBBS Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2015

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Director	May 15, 2015

* Thomas J. Mitchell	Director	May 15, 2015

* Lynda M. Meadows	Director	May 15, 2015

*By	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

TRENDMAKER HOMES, INC.

by	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

* Floyd W. Holder	President and Director (Principal Executive Officer)	May 15, 2015

/S/ MICHAEL D. GRUBBS Michael D. Grubbs	Chief Financial Officer (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 15, 2015

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Director	May 15, 2015

* Joseph D. Mandola	Director	May 15, 2015

*By	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs As: Attorney-in-Fact**

** Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, in the State of California, on May 15, 2015.

WINCHESTER HOMES INC.

by	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 15, 2015 by the following persons in the capacities indicated.

Signature	Title	Date

* Alan E. Shapiro	President and Director (Principal Executive Officer)	May 15, 2015

/S/ MICHAEL D. GRUBBS Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2015

* Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2015

/S/ DOUGLAS F. BAUER Douglas F. Bauer	Director	May 15, 2015

* Thomas J. Mitchell	Director	May 15, 2015

* Diane O’Connell	Director	May 15, 2015

*By	/S/ MICHAEL D. GRUBBS
Michael D. Grubbs As: Attorney-in-Fact**

**	Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated as of November 3, 2013, by and among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, TRI Pointe Homes, Inc. and Topaz Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on November 4, 2013).

3.1	Amended and Restated Certificate of Incorporation of TRI Pointe Homes, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on January 9, 2014).

3.2	Amended and Restated Bylaws of TRI Pointe Homes, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on January 9, 2014).

3.3	Amendments to Amended and Restated Bylaws of TRI Pointe Homes, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 6, 2014).

3.4	Amended Articles of Incorporation of TRI Pointe Holdings, Inc.

3.5	Amended and Restated Bylaws of TRI Pointe Holdings, Inc.

3.6	Certificate of Incorporation of TRI Pointe Communities, Inc.

3.7	Bylaws of TRI Pointe Communities, Inc.

3.8	Certificate of Limited Partnership of TRI Pointe Contractors, LP

3.9	Agreement of Limited Partnership of TRI Pointe Contractors, LP

3.10	Articles of Organization of Maracay 91, L.L.C.

3.11	Operating Agreement of Maracay 91, L.L.C.

3.12	Articles of Organization of Maracay Homes, L.L.C.

3.13	Amended and Restated Operating Agreement of Maracay Homes, L.L.C.

3.14	Articles of Organization of Maracay Bridges, LLC

3.15	Operating Agreement of Maracay Bridges, LLC

3.16	Articles of Organization of Maracay VR, LLC

3.17	Operating Agreement of Maracay VR, LLC

3.18	Articles of Organization of Maracay Thunderbird, L.L.C.

3.19	Operating Agreement of Maracay Thunderbird, L.L.C.

3.20	Articles of Incorporation of Pardee Homes

3.21	Bylaws of Pardee Homes

3.22	Articles of Incorporation of Pardee Homes of Nevada

3.23	Bylaws of Pardee Homes of Nevada

3.24	Restated Articles of Incorporation of The Quadrant Corporation

3.25	Bylaws of The Quadrant Corporation

3.26	Articles of Incorporation of Trendmaker Homes, Inc.

3.27	Bylaws of Trendmaker Homes, Inc.

3.28	Certificate of Incorporation of Winchester Homes Inc.

3.29	Bylaws of Winchester Homes Inc.

4.1	Indenture, dated as of June 13, 2014, by and among Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee (including form of 4.375% Senior Note due 2019) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 19, 2014).

4.2	Indenture, dated as of June 13, 2014, by and among Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee (including form of 5.875% Senior Note due 2024) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on June 19, 2014).

4.3	First Supplemental Indenture, dated as of July 7, 2014, among TRI Pointe Homes, Inc., Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee, relating to the 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.4	First Supplemental Indenture, dated as of July 7, 2014, among TRI Pointe Homes, Inc., Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.5	Second Supplemental Indenture, dated as of July 7, 2014, among the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.6	Second Supplemental Indenture, dated as of July 7, 2014, among the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.7	Registration Rights Agreement with respect to 4.375% Senior Notes due 2019, dated as of June 13, 2014, by and among Weyerhaeuser Real Estate Company, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 19, 2014).

4.8	Registration Rights Agreement with respect to 5.875% Senior Notes due 2024, dated as of June 13, 2014, by and among Weyerhaeuser Real Estate Company, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers (as defined therein) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on June 19, 2014).

Exhibit No.	Description

4.9	Issuer Joinder Agreement to Registration Rights Agreement, dated as of July 7, 2014, relating to 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.10	Issuer Joinder Agreement to Registration Rights Agreement, dated as of July 7, 2014, relating to 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.11	Guarantor Joinder Agreement to Registration Rights Agreement, dated as of July 7, 2014, relating to 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.12	Guarantor Joinder Agreement to Registration Rights Agreement, dated as of July 7, 2014, relating to 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on July 7, 2014).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Chapoton Sanders Scarborough, LLP

5.3	Opinion of Fikso Kretschmer Smith Dixon Ormseth PS

5.4	Opinion of Titus Brueckner & Levine PLC

5.5	Opinion of McDonald Carano Wilson LLP

5.6	Opinion of Young Conaway Stargatt & Taylor, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.4	Consent of Chapoton Sanders Scarborough, LLP (included in Exhibit 5.2)

23.5	Consent of Fikso Kretschmer Smith Dixon Ormseth PS (included in Exhibit 5.3)

23.6	Consent of Titus Brueckner & Levine PLC (included in Exhibit 5.4)

23.7	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.5)

23.8	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.6)

24.1*	Power of Attorney for TRI Pointe Homes, Inc.

24.2*	Powers of Attorney for the additional registrants.

25.1*	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	IRS Form W-9.

99.3*	Form of Notice of Guaranteed Delivery.

*	Previously filed